Exhibit 10.34

FIFTH AMENDMENT TO CREDIT AGREEMENT

This FIFTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”), dated as of November 7, 2017 (the “Amendment Effective Date”), is by and among INTL FCSTONE LTD., a company formed under the laws of England and Wales with a registration number of 5616586 (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement.
WITNESSETH
WHEREAS, the Borrower, the Subsidiary Guarantors of the Borrower from time to time party thereto, certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement dated as of November 15, 2013 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”);
WHEREAS, the Borrower has requested that the Lenders amend certain provisions of and grant certain consents under the Credit Agreement; and
WHEREAS, the Lenders are willing to make such amendments to and grant such consents under the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO AND CONSENTS UNDER CREDIT AGREEMENT
1.1    The following definitions set forth in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
“Arranger” means Merrill Lynch, Pierce, Fenner & Smith Incorporated (or any other registered broker-dealer wholly-owned by Bank of America Corporation to which all or substantially all of Bank of America Corporation’s or any of its subsidiaries’ investment banking, commercial lending services or related businesses may be transferred following the date of this Agreement), in its capacity as sole lead arranger and sole bookrunner.
“Loan Notice” means a notice of Borrowing which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Responsible Officer” means, with respect to any Loan Party or the Parent, as the case may be, the chief executive officer, president, chief financial officer, treasurer, assistant treasurer or controller of such Loan Party and solely for purposes of the delivery of incumbency certificates pursuant to Section 4.01, the secretary or any assistant secretary of such Loan Party and, solely for purposes of notices given pursuant to Article II, any other officer or employee of the applicable Loan Party or the Parent so designated by any of the foregoing officers in a notice to the

Administrative Agent or any other officer or employee of the applicable Loan Party or the Parent designated in or pursuant to an agreement between the applicable Loan Party or the Parent, as applicable, and the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party or the Parent shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party or the Parent and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party or the Parent. To the extent requested by the Administrative Agent, each Responsible Officer will provide an incumbency certificate, in form and substance satisfactory to the Administrative Agent.
1.2     The definition of “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended to change the date referenced therein from “October 17, 2017” to “November 7, 2018”.
1.3     The following definition of “Notice of Loan Prepayment” is hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order to read as follows:
“Notice of Loan Prepayment” means a notice of prepayment with respect to a Loan, which shall be substantially in the form of Exhibit I or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
1.4     Section 2.02(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
(a)     Notice of Borrowing. Each Borrowing shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone, electronic mail or Loan Notice; provided that any telephonic or electronic mail notice must be confirmed promptly by delivery to the Administrative Agent of a Loan Notice. Each such notice must be received by the Administrative Agent between 8:00 a.m. and 6:00 p.m. (London, England time) on the requested date of any Borrowing. Each Borrowing shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof. Each Loan Notice shall specify (A) the requested date of the Borrowing (which shall be a Business Day in London, England) and (B) the principal amount of Loans to be borrowed.
1.5     The first sentence in Section 2.03(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
The Borrower may, upon notice to the Administrative Agent pursuant to delivery to the Administrative Agent of a Notice of Loan Prepayment, at any time or from time to time voluntarily prepay the Loans in whole or in part without premium or penalty; provided that (A) such notice must be received by the Administrative Agent not later than 1 1:00 a.m. on the date of prepayment and (B) any prepayment shall be in a principal amount of $500,000 or a whole multiple of $100,000 in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding.
1.6     A new Section 5.25 is hereby added to the Credit Agreement to read as follows:
5.25     No Plan Assets. The Borrower represents that, as of November 7, 2017 and throughout the term of this Agreement, no Borrower or Guarantor is (1) an employee benefit plan subject to Title I of ERISA, (2) a plan or account subject to Section 4975 of the Code; (3) an entity deemed to hold “plan assets” of any such plans or accounts for purposes of ERISA or the Code; or (4) a “governmental plan” within the meaning of ERISA.

1.7     Section 7.16 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
7.16     Consolidated Tangible Net Worth.
The Consolidated Tangible Net Worth be less than $125,000,000 at any time, as reported on each Compliance Certificate in accordance with Section 6.02(a).
1.8     Section 11.17 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
11.17     Electronic Execution.
The words “delivery,” “execute,” “execution,” “signed,” “signature,” and words of like import in any Loan Document or any other document executed in connection herewith shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary the Administrative Agent is under no obligation to agree to accept electronic signatures in any form or in any format unless expressly agreed to by the Administrative Agent pursuant to procedures approved by it; provided further without limiting the foregoing, upon the request of the Administrative Agent, any electronic signature shall be promptly followed by such manually executed counterpart.
1.8     A new Exhibit I is hereby added to the Credit Agreement in the form of Exhibit I attached hereto.

ARTICLE II
CONDITIONS TO EFFECTIVENESS
2.1     Closing Conditions. This Amendment shall become effective on the date hereof upon the Administrative Agent receiving the following:
(a)     a copy of this Amendment duly executed by each of the Loan Parties and the Parent, the Lenders and the Administrative Agent; and
(b)     for the account of the Lenders, the upfront fee equal to 0.30% per annum of the Aggregate Commitments as required by Section 2.07(a) of the Credit Agreement.

ARTICLE III
MISCELLANEOUS
3.1     Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.

3.2     Representations and Warranties of Loan Parties. Each of the Loan Parties and the Parent represents and warrants as follows:
(a)    It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)     This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)     No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
(d)     The representations and warranties set forth in Article V of the Credit Agreement and in any other Loan Document are true and correct as of the date hereof (with all applicable materiality standards and except for those which expressly relate to an earlier date).
(e)     After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.
(f)     The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.
3.3     Reaffirmation of Obligations. Each Loan Party and the Parent hereby ratifies the Credit Agreement and each other Loan Document to which they are party and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement and the other Loan Documents applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.
3.4     Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
3.5     Expenses. The Borrower agrees to pay all reasonable costs and expenses of the Administrative Agent in connection with the preparation, execution and delivery of this Amendment, including without limitation the reasonable fees and expenses of the Administrative Agent’s legal counsel.
3.6     Further Assurances. The Loan Parties and the Parent agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
3.7     Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
3.8     Counterparts; Telecom. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf’ or “tif’) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.
3.9     No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties and the Parent hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the

Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.
3.10     GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
3.11     Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
3.12     Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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Each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

BORROWER:                  INTL FCSTONE LTD.,
a company formed under the laws of England and Wales with a registration number of 5616586
By:         /s/ Stephen Bailey
Name:         Stephen Bailey
Title:         Chief Financial Officer
By:         /s/ Catherine Odigie
Name:         Catherine Odigie
Title:         Company Secretary

GUARANTORS:                 INTL FCSTONE INC.,
a Delaware corporation
By:         /s/ Bruce Fields
Name:         Bruce Fields
Title:         Group Treasurer
By:         /s/ William J. Dunaway
Name:         William J. Dunaway
Title:         CFO

ADMINISTRATIVE AGENT:         BANK OF AMERICA, N.A.,
in its capacity as Administrative Agent
By:         /s/ Michael Brannan
Name:         Michael Brannan
Title:         Sr. Vice President

LENDER:                     BANK OF AMERICA, N.A.,
in its capacity as Lender

By:         /s/ Michael Brannan
Name:         Michael Brannan
Title:         Sr. Vice President